Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form S-1 Registration Statement (No. 333-176653) on Form S-3 of Power Solutions International, Inc. of our report dated March 11, 2013, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Power Solutions International, Inc. for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP
Chicago, Illinois June 27, 2013